UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 3, 2004 (November 29, 2004)

UAP Holding Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51035	11-3708834
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7251 W. 4th Street

Greeley, Colorado 80634

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (970) 356-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Item 1.02. Termination of a Material Definitive Agreement.

Item 8.01. Other Events.

On November 29, 2004, UAP Holding Corp., a Delaware corporation (the “Company”), completed its initial public offering of 31,553,125 shares of common stock (the “IPO”). On the same day, the Company, its direct, wholly-owned subsidiary, United Agri Products, Inc. (“United Agri Products”), and certain other subsidiaries of the Company amended and restated their $500.0 million revolving credit agreement with the financial institutions who are parties thereto as lenders, General Electric Capital Corporation, as Agent, L/C Issuer and a Lender, and GE Canada Finance Holding Company, as Canadian Agent, as contemplated by the Company’s Registration Statement on Form S-1 (File No. 333-114278), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and declared effective by the Commission on November 22, 2004 (the “Registration Statement”). Among other things, the amendment to the revolving credit agreement provided that the portion of the proceeds from the IPO that the Company contributed to United Agri Products to fund the partial redemption of United Agri Products’ 8¼% senior notes due 2011 (the “8¼% Senior Notes”) will increase the amount of dividends that United Agri Products is permitted to pay to the Company in the future. The amendment also decreased the amount of interest and fees United Agri Products is obligated to pay under the revolving credit agreement.

In connection with the closing of the IPO, the Company terminated each of the retention agreements entered into with ten of the Company’s top executives, as contemplated by the Registration Statement. The terms and conditions of the retention agreements, which were originally entered into in November 2003, were substantially identical. Under each agreement, the applicable executive received, upon the consummation of the Company’s acquisition of United Agri Products and its subsidiaries from ConAgra Foods, Inc. in November 2003 (the “Acquisition”), a cash bonus and a bonus payable by crediting deferred shares of common stock to such executive’s deferred compensation account under the Company’s 2003 deferred compensation plan. The retention agreements were terminated and replaced by the management incentive agreement described below.

On November 29, 2004, as contemplated by the Registration Statement, the Company entered into a management incentive agreement with affiliates of Apollo Management V, L.P. (“Apollo”) and certain members of the Company’s management. The management incentive agreement amended and restated an investor rights agreement among the Company and those officers and employees of the Company that have stock options and deferred compensation accounts under the Company’s deferred compensation plans. The investor rights agreement, among other things, granted the officers and directors that were parties thereto certain “piggyback” registration rights, restricted the ability of such officers and employees to dispose of the Company’s common stock, and granted the Company and Apollo the right to repurchase shares of the Company’s common stock held by such officers and employees upon the occurrence of certain events.

Among other things, the management incentive agreement described above grants the members of management that are parties thereto “piggyback” registration rights that are substantially identical to the rights granted by the investor rights agreement, restricts dispositions of the Company’s common stock by such members and imposes customary nondisclosure, nonsolicitation and noncompetition on such members. The Company is obligated under the management incentive agreement to file a registration statement relating to the shares held by such members of management by November 29, 2006.

In addition, the Company adopted its 2004 long-term incentive plan in connection with the IPO. The long-term incentive plan serves as an additional means to attract, motivate, retain and reward

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directors, officers, employees and other eligible persons through the grant of awards and incentives for high levels of individual performance and improved financial performance of the Company, as contemplated by the Registration Statement.

Also in connection with the closing of the IPO, United Agri Products terminated its management consulting agreement with Apollo on November 29, 2004. Under the terms of the management consulting agreement, United Agri Products retained Apollo to provide certain management consulting and financial advisory services, for which United Agri Products paid Apollo an annual management fee of $1.0 million in quarterly payments of $250,000. Upon the closing of the IPO, United Agri Products also paid Apollo a transaction fee of $3.5 million pursuant to the management consulting agreement. In addition, United Agri Products had previously paid Apollo a fee of $5.0 million in January 2004 for certain additional services rendered by Apollo in connection with arranging the Acquisition in November 2003 and other related transactions.

Prior to the consummation of the IPO, affiliates of Apollo beneficially owned over 99% of the Company’s common stock. Those affiliates sold an aggregate of 27,796,469 shares of the Company’s common stock in the IPO, and immediately after the IPO, they beneficially owned approximately 33.6% of the Company’s common stock. Four members of the Company’s board of directors are affiliated or associated with Apollo.

The Company is also filing this Current Report on Form 8-K to file the final execution copies of certain forms of agreements and other documents previously filed as exhibits to the Registration Statement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 29, 2004, United Agri Products mailed an irrevocable notice of redemption to the holders of its outstanding 8¼% Senior Notes electing to redeem $21,500,000 principal amount of the 8¼% Senior Notes on December 29, 2004 at an aggregate redemption price of $23,273,750 (or 108.25% of the principal amount thereof), plus accrued and unpaid interest and liquidated damages thereon to the redemption date in the amount of $73,159.72. The 8¼% Senior Notes will be redeemed by United Agri Products pro rata or by lot. The Company contributed to United Agri Products a portion of the proceeds from the IPO to fund this partial redemption of the 8¼% Senior Notes.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company filed a Certificate of Elimination of Series A Redeemable Preferred Stock of the Company (the “Certificate of Elimination”), which became effective as of December 1, 2004. The Certificate of Elimination contains a resolution by the Company’s board of directors that no shares of the Company’s Series A Redeemable Preferred Stock will be issued subject to the certificate of designation, preferences and rights previously filed with respect to the Series A Redeemable Preferred Stock.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Document
3.1	Certificate of Elimination of Series A Redeemable Preferred Stock of UAP Holding Corp effective as of December 1, 2004 (as corrected).

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3.2	Amended and Restated Bylaws of UAP Holding Corp. as adopted on November 17, 2004.

4.1	Amended and Restated Credit Agreement, dated as of November 29, 2004, by and among United Agri Products, Inc. and United Agri Products Canada Inc., as borrowers, the other persons party thereto that are designated as credit parties, General Electric Capital Corporation as Agent, L/C Issuer and a Lender, GE Canada Finance Holding Company as Canadian Agent, and the other financial institutions party thereto.

10.1	Management Incentive Agreement, dated as of November 29, 2004, by and among UAP Holding Corp. and the holders listed on the signature pages thereto.

10.2	Letter Agreement, dated as of November 29, 2004, regarding termination of Management Consulting Agreement between United Agri Products, Inc. and Apollo Management V, L.P.

10.3	2004 Long-Term Incentive Plan of UAP Holding Corp.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UAP HOLDING CORP.
(Registrant)
Date: December 3, 2004
	By:	/s/ DAVID W. BULLOCK
David W. Bullock
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document
3.1	Certificate of Elimination of Series A Redeemable Preferred Stock of UAP Holding Corp effective as of December 1, 2004 (as corrected).

3.2	Amended and Restated Bylaws of UAP Holding Corp. as adopted on November 17, 2004.

4.1	Amended and Restated Credit Agreement, dated as of November 29, 2004, by and among United Agri Products, Inc. and United Agri Products Canada Inc., as borrowers, the other persons party thereto that are designated as credit parties, General Electric Capital Corporation as Agent, L/C Issuer and a Lender, GE Canada Finance Holding Company as Canadian Agent, and the other financial institutions party thereto.

10.1	Management Incentive Agreement, dated as of November 29, 2004, by and among UAP Holding Corp. and the holders listed on the signature pages thereto.

10.2	Letter Agreement, dated as of November 29, 2004, regarding termination of Management Consulting Agreement between United Agri Products, Inc. and Apollo Management V, L.P.

10.3	2004 Long-Term Incentive Plan of UAP Holding Corp.